Exhibit 99.1

Cassava Sciences Appoints Dr. James Kupiec as Chief Clinical Development Officer

Dr. Kupiec will leverage three decades of drug development experience at Pfizer, Sanofi and Ciba-Geigy to lead the Company’s Phase 3 development of simufilam for Alzheimer’s disease.

AUSTIN, TX – January 4, 2021 – Cassava Sciences, Inc. (Nasdaq: SAVA)  a clinical-stage biotechnology company focused on Alzheimer’s disease, today announced the appointment of James Kupiec, MD, to the newly created position of Chief Clinical Development Officer. Dr. Kupiec will lead the Phase 3 clinical development strategy for simufilam,  Cassava Sciences’ investigational drug for the treatment of dementia in Alzheimer’s disease. Dr. Kupiec will also serve as a member of the executive management team, reporting to the President & CEO.

“We are delighted to have Dr. Kupiec join our team,” said Remi Barbier, Chairman, President & CEO of Cassava Sciences. “Jim’s extensive experience as a leader in the clinical development of investigational drugs for Alzheimer’s disease and other neurodegenerative disorders represents a significant advantage for Cassava Sciences as we prepare for Phase 3 clinical trials of simufilam.  I believe Jim will play a critical role collaborating with key neuroscience research leaders, regulatory authorities and potential pharmaceutical research partners.”

“I am quite excited to join the Cassava leadership team at this pivotal stage,” said Dr. Kupiec.  “The dramatic biomarker response generated by simufilam in clinical trial subjects with Alzheimer’s disease suggests that a transformative, novel therapeutic in the future is a real possibility. I am gratified to have this extraordinary opportunity to engage with investigators and their patients and to advance the clinical pipeline at Cassava Sciences.”

Dr. Kupiec previously served as VP, Global Clinical Leader for Parkinson’s Disease and Clinical Head of the Neuroscience Research Unit for Pfizer, Inc., in Cambridge, MA.  He joined Pfizer in 2000 after seven years with Sanofi, and two years with Ciba-Geigy Pharmaceuticals.  During his 17-year career at Pfizer, Dr. Kupiec had extensive governance, business development, alliance and leadership responsibilities. He and his team focused on developing potential disease-modifying and symptomatic therapies for Alzheimer’s disease and other neurodegenerative disorders. As a Global Project Leader and Clinical Head, Dr. Kupiec created and implemented global drug development strategies, met with worldwide regulatory authorities, and co-chaired numerous joint development committees with other pharmaceutical companies. After leaving Pfizer in 2017, Dr. Kupiec was an independent consultant to biotechnology companies and, most recently, served as Chief Medical Officer for ProMIS Neurosciences Inc., a biotechnology company focused on antibody therapeutics for neurodegenerative disorders, where he had responsibility for clinical and biomarker strategies.

Dr. Kupiec earned his BS with Honors in Biochemistry at Stony Brook University and his MD from the Albert Einstein College of Medicine. He completed his residency training at the Strong Memorial Hospital, University of Rochester School of Medicine, and is certified by the American Board of Internal Medicine. He served as an investigator on many clinical trials before transitioning to the pharmaceutical industry.

Cassava Sciences, Inc.

January 4, 2021

About Alzheimer's Disease

Alzheimer’s disease is a progressive brain disorder that destroys memory and thinking skills. Currently, there are no drug therapies to halt Alzheimer’s disease, much less reverse its course. In the U.S. alone, approximately 5.8 million people are currently living with Alzheimer’s disease, and approximately 487,000 people age 65 or older developed Alzheimer’s in 2019.1 The number of people living with Alzheimer’s disease is expected to grow dramatically in the years ahead, resulting in a growing social and economic burden.2

About Simufilam

Simufilam is a proprietary, small molecule (oral) drug that restores the normal shape and function of altered filamin A (FLNA), a scaffolding protein, in the brain. Altered FLNA in the brain disrupts the normal function of neurons, leading to Alzheimer’s pathology, neurodegeneration and neuroinflammation. The underlying science for simufilam is published in peer-reviewed journals, including Journal of Neuroscience,  Neurobiology of Aging,  Journal of Biological Chemistry, Neuroimmunology and Neuroinflammation and Journal of Prevention of Alzheimer’s Disease.

Cassava Sciences is also developing an investigational diagnostic, called SavaDx, to detect Alzheimer’s disease with a simple blood test.

Simufilam and SavaDx were both developed in-house. Both product candidates are substantially funded by peer-review research grant awards from the National Institutes of Health (NIH). Cassava Sciences owns worldwide development and commercial rights to its research programs in Alzheimer’s disease, and related technologies, without royalty obligations to any third party.

About Cassava Sciences, Inc.

Cassava Sciences’ mission is to discover and develop innovations for chronic, neurodegenerative conditions. Over the past 10 years, Cassava Sciences has combined state-of-the-art technology with new insights in neurobiology to develop novel solutions for Alzheimer’s disease. For more information, please visit: https://www.CassavaSciences.com

For More Information Contact:

Eric Schoen, Chief Financial Officer

Cassava Sciences, Inc.

eschoen@CassavaSciences.com

(512) 501-2450

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1,2 Source: Alzheimer’s Association. 2019 Alzheimer’s Disease Facts and Figures. Available online at: https://www.alz.org/media/documents/alzheimers-facts-and-figures-2019-r.pdf

Cassava Sciences, Inc.

January 4, 2021

Cassava Sciences Safe Harbor

This news release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to: our strategy and plans; the treatment of Alzheimer’s disease; the status of current and future clinical studies with simufilam, including our intention to conduct a Phase 3 clinical program; risks and uncertainties associated with drug development; verbal commentaries made by our employees; and potential benefits, if any, of the our product candidates.  These statements may be identified by words such as “may,” “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “plan,” “possible,” “potential,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Our clinical results from earlier-stage clinical trials may not be indicative of full results or results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

Such statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates, the severity and duration of health care precautions given the COVID-19 pandemic, any unanticipated impacts of the pandemic on our business operations, and including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

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